As filed with the Securities and
Exchange Commission on April 15, 1998          Registration No. ____ -____
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          ---------------------------

                        LAKELAND FINANCIAL CORPORATION
            (Exact name of registrant as specified in its charter)

       Indiana                                              35-1559596
(State or other jurisdiction                             (I.R.S. Employer
 of incorporation or organization)                      Identification No.)

202 East Center Street,                                     (Zip Code)
P.O. Box 1387, Warsaw, Indiana                                46580
(Address of Principal Executive Offices)

                      LAKELAND FINANCIAL CORPORATION 1997
                             SHARE INCENTIVE PLAN
                           (Full title of the plan)

                               R. Douglas Grant
                     202 East Center Street, P.O. Box 1387
                             Warsaw, Indiana 46580
                    (Name and address of agent for service)

                                (219) 267-6144
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                               Kennard R. Weaver
                                Baker & Daniels
                      301-B South Main Street, Suite 307
                            Elkhart, Indiana 46516
                                (219) 296-6000

                                                 CALCULATION OF REGISTRATION FEE
=================================================================================================================================
   Title of Securities       Amount to be          Proposed maximum                Proposed maximum                 Amount of
      to registered         registered(1)      offering price per share(2)     aggregate offering price(2)      registration fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock,
without par value.....         300,000                $ 48.75 (3 )                  $ 14,625,000 (3)             $ 4,314.38 (3)

=================================================================================================================================

(1)  Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)  It is impracticable to state the maximum offering price. Shares offered pursuant to incentive share options granted under the Lakeland Financial Corporation 1997 Share Incentive Plan are to be offered at not less than the fair market value of one share of Common Stock of Lakeland Financial Corporation (the "Company") on the date the option is granted.

(3)  Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) under the
     Securities Act using the average of the high and low sale prices of the Common Stock as reported by the NASDAQ National
     Market System on April 13, 1998 which was $ 48.75 per share.

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

     The Section 10(a) prospectus for the Lakeland Financial Corporation 1997 Share Incentive Plan is not required to be filed with the Securities and Exchange Commission as part of this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed below are hereby incorporated by Reference in this Registration Statement:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997; and

          (b) The description of the Company's Common Shares contained in the Company's Registration Statement on Form S-14 filed pursuant to the Securities Act of 1933 (the "Securities Act"), including any amendments or reports filed for the purpose of updating such description.

     All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year for which audited financial statements are contained in the annual report described above are incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission.

     The Company will promptly provide without charge to each person to whom a prospectus is delivered a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information), upon the written or oral request of such person directed to the Secretary of the Company at its principal offices, 202 East Center Street, P.O. Box 1387, Warsaw, Indiana, 46580, (219) 267-6144.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Reference is made to Section 9 of the Company's Restated Articles of Incorporation filed as Exhibit 4.1 hereto which requires the Company, to the extent not inconsistent with applicable law, including the Indiana Business Corporation Law (Ind. Code 23-1-37-1 et seq.), as amended from time to time, to indemnify every person who is or was a director, officer or employee of the Company or of any other corporation for which he is or was serving in any capacity at the request of the Company against any and all liability and expenses, including, without limitation, attorneys' fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the Company in violation of law, that may be incurred by him in connection with or resulting from or arising out of any claim, action, suit or proceedings (whether actual or threatened, civil or criminal), provided that such person is wholly successful with respect thereto or acted in good faith in what he reasonably believed to be in or not opposed to the best interests of the Company or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding in which he had no probable cause to believe that his conduct was unlawful.

     Any such director, officer, or employee who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Otherwise, indemnification shall be made only if (i) determined by a quorum of the uninterested members of the Board of Directors, or (ii) independent legal counsel opines in writing that such person has met the applicable standards.

     Indemnification pursuant to the Company's Restated Articles of Incorporation is in addition to any rights to which any subject person may otherwise be entitled.

     In addition, Section 9 of the Restated Articles of Incorporation permits the Company to purchase and maintain liability insurance for persons who are directors, officers, employees, or agents of the Company, or who are serving as directors, officers, employees, or agents of another corporation at the request of the Company.

     Reference is also made to Article VII of the Company's Restated Bylaws filed as Exhibit 4.2 hereto which contains provisions identical to Section 9 of the Restated Articles of Incorporation of the Company.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warsaw, State of Indiana, on April 14 , 1998.

                                 LAKELAND FINANCIAL CORPORATION


                                 By:R. Douglas Grant
                                    R. Douglas Grant
                                    President


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of R. Douglas Grant and Terry M. White, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of R. Douglas Grant and Terry M. White, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signatures               Capacity                               Date
----------               --------                               ----

  R. Douglas Grant       President, Principal Executive         April 14, 1998
  R. Douglas Grant       Officer, and Director

  Terry M. White         Principal Financial and Accounting     April 14, 1998
  Terry M. White         Officer and Secretary


  James J. Nowak         Assistant Secretary                    April 14, 1998
  James J. Nowak

  Anna K. Duffin         Director                               April 14, 1998
  Anna K. Duffin

  Eddie Creighton        Director                               April 14, 1998
  Eddie Creighton

  L. Craig Fulmer        Director                               April 14, 1998
  L. Craig Fuller

  Jerry L. Helvey        Director                               April 14, 1998
  Jerry L. Helvey

Signatures               Capacity                               Date
----------               --------                               ----

  Allan J. Ludwig        Director                               April 14, 1998
  Allan J. Ludwig

  Richard L. Pletcher    Director                               April 14, 1998
  Richard L. Pletcher

  Joseph P. Prout        Director                               April 14, 1998
  Joseph P. Prout

  Terry L. Tucker        Director                               April 14, 1998
  Terry L. Tucker

  G. L. White            Director                               April 14, 1998
  G. L. White

                               INDEX TO EXHIBITS


     Exhibit
       No.                       Description of Exhibit
     -------                     ----------------------

       4.1         Restated Articles of Incorporation of the Registrant.

       4.2         Restated By-Laws of the Registrant, as amended to date.
                   (The copy of this Exhibit filed as Exhibit 3(ii) to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996).

       4.3         Lakeland Financial Corporation 1997 Share Incentive Plan.

        5 Opinion of Baker & Daniels regarding legality of the securities being registered.

       23.1        Consent of Crowe Chizek and Company, LLP

       23.2 Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).

        24 Powers of Attorney (included on the Signature Page of the Registration Statement).

                                 Exhibit 4.1

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                        LAKELAND FINANCIAL CORPORATION
                        ------------------------------

                                   ARTICLE I
                                   ---------

                                     Name
                                     ----

        The name of the Corporation is Lakeland Financial Corporation.

                                  ARTICLE II
                                  ----------

                                   Purposes
                                   --------

     The purposes for which the Corporation is formed are:

     SECTION 1. To acquire control of the Lake City Bank, of Warsaw, Indiana and to operate as a bank holding company.

     SECTION 2. GENERAL POWERS. To possess, exercise, and enjoy all rights, powers and privileges conferred upon bank holding companies by the Bank Holding Company Act of 1956 as amended and as hereafter amended or supplemented, and all other rights and powers authorized by the laws of the State of Indiana, and the laws of the United States of America applicable to bank holding companies and the regulations of the Board of Governors of the Federal Reserve System.

     SECTION 3. TO DEAL IN REAL PROPERTY. Subject to the limitations of
Section 2 above, to acquire by purchase, exchange, lease or otherwise, and to hold, own, use, construct, improve, equip, manage, occupy, mortgage, sell, lease, convey, exchange or otherwise dispose of, alone or in conjunction with others, real estate and leaseholds of every kind, character and description whatsoever and wheresoever situated, and any other interests therein, including, but without limiting the generality thereof, buildings, factories, warehouses, offices and structures of all kinds.

     SECTION 4. CAPACITY TO ACT. Subject to the limitations of Section 2 above, to have the capacity to act possessed by natural persons and to perform such acts as are necessary and advisable to accomplish the purposes, activities and business of the Corporation.

     SECTION 5. TO ACT AS AGENT. Subject to the limitations of Section 2 above, to act as agent or representative for any firm, association, corporation, partnership, government or person, public or private, with respect to any activity or business of the Corporation.

     SECTION 6. TO MAKE CONTRACTS AND GUARANTEES. Subject to the limitations of Section 2 above, to make, execute and perform, or cancel and rescind, contracts of every kind and description, including guarantees and contracts of suretyship, with any firm, association, corporation, partnership, government or person, public or private.

     SECTION 7. TO BORROW FUNDS. Subject to the limitations of Section 2 above, to borrow moneys for any activity or business of the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, notes, trust receipts, and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof, and the interest thereon, by mortgage, pledge, conveyance, or assignment in trust of all or any part of the assets of the Corporation, real, personal or mixed, including contract rights, whether at the time owned or thereafter acquired, and to sell, exchange, or otherwise dispose of such securities or other obligations of the Corporation.

     SECTION 8. TO DEAL IN ITS OWN SECURITIES. Subject to the limitations of
Section 2 above, to purchase, take, receive or otherwise acquire, and to hold, own, pledge, transfer or otherwise dispose of shares of its own capital stock and other securities. Purchases of the Corporation's own shares, whether direct or indirect, may be made without shareholder approval only to the extent of unreserved and unrestricted earned surplus available therefor.

                                  ARTICLE III
                                  -----------

                              Period of Existence
                              -------------------

     The period during which the Corporation shall continue is perpetual.

                                  ARTICLE IV
                                  ----------

                      Resident Agent and Principal Office
                      -----------------------------------

     SECTION 1. RESIDENT AGENT. The name and address of the Corporation's Resident Agent for service of process is R. Douglas Grant, 202 East Center Street, P.O. Box 1387, Warsaw, Indiana 46580.

     SECTION 2. PRINCIPAL OFFICE. The post office address of the principal office of the Corporation is 202 East Center Street, P.O. Box 1387, Warsaw, Indiana 46580.

                                   ARTICLE V
                                   ---------

                               Authorized Shares
                               -----------------

     SECTION 1. NUMBER OF SHARES. The total number of shares which the Corporation is to have authority to issue is 90,000,000, all of which are without par value.

     SECTION 2. GENERAL TERMS. All of the authorized shares shall be designated as "Common Stock", and each share of Common Stock shall be equal to every other share of Common Stock and shall participate equally in all earnings and profits of the Corporation and on distribution of assets, either on dissolution, liquidation or otherwise.

     SECTION 3. VOTING RIGHTS. Each holder of the Common Stock shall have the right to vote on all matters presented to shareholders and shall be entitled on all matters including elections of directors to one vote for each share of Common Stock registered in his name on the books of the Corporation.

                                  ARTICLE VI
                                  ----------

                     Requirements Prior To Doing Business
                     ------------------------------------

     The stated capital of the Corporation as of the date of filing of these Restated Articles of Incorporation is at least One Thousand Dollars ($1,000.00).

                                  ARTICLE VII
                                  -----------

                                  Director(s)
                                  -----------

     SECTION 1. NUMBER OF DIRECTORS. The Board of Directors shall be composed of such number of directors ranging from nine (9) to eighteen (18), inclusive, as shall be established from time to time by the By-laws of the Corporation. In the absence of the establishment of such a number, the number of directors shall be ten (10).

     SECTION 2. QUALIFICATIONS OF DIRECTORS.

     (a)  Directors need not be shareholders of the Corporation.

     (b) No director shall be a director, officer, employee, or the holder of 5% or more of the outstanding shares of any class of voting securities or securities convertible into voting securities of any financial institution, including but not limited to banks, trust companies, savings and loan associations, whether stock or mutual, credit unions, bank holding companies, savings and loan holding companies, or any other entity controlling, controlled by or in common control with a financial institution, other than (a) the Corporation, (b) any subsidiary of or other entity controlled by the Corporation, or (c) serving in any capacity at the request of the Corporation.

     (c) Those directors holding office as of the date of these amended Articles, who would otherwise be precluded from serving as directors of this Corporation because of the restrictions imposed by this
          Section 3 of the Article VII, shall be permitted to continue to serve as directors of the Corporation for such continuous period of time as they are elected or reelected by the shareholders.

     SECTION 3. TERMS OF DIRECTORS.

     (a) The terms of the Directors shall be staggered as set forth herein. For purposes of this section, the Board of Directors shall be divided into three classes consisting, to the extent possible, of equal numbers. The classes shall be designated Class A, Class B and Class C, respectively. To the extent that the number of directors is not divisible by three (3), the first additional director shall be placed in Class A and the second additional director, if there is one, shall be placed in Class B.

     (b) At the annual meeting of shareholders to be held in 1984, the shareholders shall vote for the total number of directors as shall be set by the Board of Directors pursuant to Section 1 of this Article VII. Class A shall be elected for a term of three (3) years. Class B shall be elected for an initial term of two (2) years and for terms thereafter of three (3) years. Class C shall be elected for an initial term of one (1) year and for terms thereafter of three (3) years. Each person elected shall serve for the term of the class to which he has been designated and until his successor is duly elected and qualified or until his earlier death, resignation, disqualification, or removal from office.

     (c) At the annual meeting of shareholders to be held in 1985, the shareholders shall vote for the number of directors comprising Class B to hold office for a term of three (3) years. At the annual meeting of shareholders to be held in 1986, the shareholders shall vote for the number of directors comprising Class C to hold office for a term of three years. At subsequent annual meetings, the shareholders shall vote for the number of directors comprising the class whose term is expiring, which class shall be elected for a term of three (3) years.

     SECTION 4. REMOVAL OF DIRECTORS. Except as provided below, a director may not be removed or suspended from the Board of Directors except with cause as determined by procedures established from time to time by the By-laws of the Corporation. Any or all members of the Board of Directors may be removed, with or without cause, at a meeting of the shareholders called expressly for that purpose, by a vote of the holders of not less than two-thirds of the outstanding shares of common stock of the Corporation entitled to vote at that meeting. Any director shall immediately cease being a director when he no longer satisfies the standards for qualification established by Section 3 of this Article VII.

                                 ARTICLE VIII
                                 ------------

                                   Officers
                                   --------

     The name and post office address of the President and Secretary of the Corporation at the date of adoption of these Amended and Restated Articles of Incorporation are, respectively:

                                  NUMBER AND
         NAME                 STREET OR BUILDING    CITY     STATE    ZIP
         ----                 ------------------    ----     -----    ---

R. Douglas Grant, President     P.O. Box 1387      Warsaw      IN   46581-1387
Terry M. White, Secretary       P.O. Box 1387      Warsaw      IN   46580-1387




                                  ARTICLE IX
                                  ----------

                     Provisions for Regulation of Business
                     and Conduct of Affairs of Corporation
                     -------------------------------------

     SECTION 1. MEETINGS OF SHAREHOLDERS. Meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the notices or waivers of notice of such meetings.

     SECTION 2. MEETINGS OF DIRECTORS. Meetings of Directors of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the notices or waivers of notice of such meetings.

     SECTION 3. CONSIDERATION FOR SHARES. Shares of stock of the Corporation shall be issued or sold in such manner and for such amount of consideration as may be fixed from time to time by the Board of Directors.

     SECTION 4. BY-LAWS OF THE CORPORATION. The Board of Directors by a majority vote of the actual number of directors elected and qualified from time to time shall have the power, without the assent or vote of the shareholders, to make, alter, amend or repeal the By-Laws of the Corporation.

     SECTION 5. COMMITTEES. If the By-Laws so provide, the Board of Directors may, by resolution adopted by a majority of the actual number of directors elected and qualified from time to time, designate from among its members an executive committee and one or more other committees, each of which to the extent provided in such resolution, the Articles of Incorporation or the By-Laws, may exercise all of the authority and powers of the Board of Directors of the Corporation, and shall have the power to authorize the execution of all documents and the affixing of the Seal of the Corporation to all papers which may require it; but no such committee shall have the authority of the Board of Directors in reference to amending the Articles of Incorporation, adopting an agreement or plan of merger or consolidation, proposing a special corporate transaction, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, electing or removing officers, or amending the By-Laws of the Corporation. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. No member of any such committee shall continue to be a member thereof after he ceases to be a Director of the Corporation.

     SECTION 6. CONSENT ACTION BY SHAREHOLDERS. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if, prior to such action, a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such written consent is filed with the minutes of the proceedings of the shareholders.

     SECTION 7. CONSENT ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if prior to such action a written consent to such action is signed by all members of the Board of Directors or such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 8. INTEREST OF DIRECTORS IN CONTRACTS. Any contract or other transaction between the Corporation and any corporation in which this Corporation owns a majority of the capital stock shall be valid and binding, notwithstanding that the directors or officers of this Corporation are identical or that some or all of the directors of officers, or both, are also directors or officers of such other corporation.

     Any contract or other transaction between the Corporation and one or more of its directors or members or employees, or between the Corporation and any firm of which one or more of its directors are members or employees or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are stockholders, members, directors, officers, or employees or in which they are interested, shall be valid for all purposes notwithstanding the presence of such director or directors at the meeting of the Board of Directors of the Corporation which acts upon, or in reference to, such contract or transaction and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall authorize, approve and ratify such contract or transaction by a vote of a majority of the directors present, such interested director or directors to be counted in determining whether a quorum is present, but not to be counted in calculating the majority of such quorum necessary to carry such vote. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common statutory law applicable thereto.

     SECTION 9. INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES. Every person who is or was a director, officer or employee of this Corporation or of any other corporation for which he is or was serving in any capacity at the request of this Corporation shall be indemnified by this Corporation against any and all liability and expense that may be incurred by him in connection with or resulting from or arising out of any claim, action, suit or proceeding, provided that such person is wholly successful with respect thereto or acted in good faith in what he reasonably believed to be in or not opposed to the best interests of this Corporation or such other corporation, as the case may be, and, in addition, in any criminal action or proceeding in which he had no reasonable cause to believe that his conduct was unlawful. As used herein, "claim, action, suit or proceeding" shall include any claim, action, suit or proceeding (whether brought by or in the right of this Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, whether actual or threatened or in connection with an appeal relating thereto, in which a director, officer or employee of this Corporation may become involved, as a party or otherwise,

     (i) by reason of his being or having been a director, officer or employee of this Corporation or such other corporation or arising out of his status as such or

     (ii) by reason of any past or future action taken or not taken by him in any such capacity, whether or not he continues to be such at the time such liability or expense is incurred.

The terms "liability" and "expense" shall include, but shall not be limited to, attorneys' fees and disbursements, amounts of judgments, fines or penalties, and amounts paid in settlement by or on behalf of a director, officer or employee, but shall not in any event include any liability or expenses on account of profits realized by him in the purchase or sale of securities of the Corporation in violation of the law. The termination of any claim, action, suit or proceeding, by judgment, settlement (whether with or without court approval) or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the standards of conduct as forth in this paragraph.

     Any such director, officer or employee who has been wholly successful with respect to any such claim, action, suit or proceeding shall be entitled to indemnification as a matter of right. Except as provided in the preceding sentence, any indemnification hereunder shall be made only if (i) the Board of Directors acting by a quorum consisting of Directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding shall find that the director, officer or employee has met the standards of conduct set forth in the preceding paragraph; or (ii) independent legal counsel shall deliver to the Corporation their written opinion that such director, officer or employee has met such standards of conduct.

     If several claims, issues or matters of action are involved, any such person may be entitled to indemnification as to some matters even though he is not entitled as to other matters.

     The Corporation may advance expenses to or, where appropriate, may at its expense undertake the defense of any such director, officer or employee upon receipt of an undertaking, in form and substance satisfactory to the Board of Directors, by or on behalf of such person to repay such expenses if it should ultimately be determined that he is not entitled to indemnification hereunder.

     The provisions of this Section shall be applicable to claims, actions, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act during, before or after the adoption hereof.

     The rights of indemnification provided hereunder shall be in addition to any rights to which any person concerned may otherwise be entitled by contract or as a matter of law and shall inure to the benefit of the heirs, executors and administrators of any such person.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section or otherwise.

     SECTION 10. DISTRIBUTIONS OUT OF CAPITAL SURPLUS. The Board of Directors of the Corporation may from time to time distribute to its shareholders out of the capital surplus of the Corporation a portion of its assets, in cash or property, without the assets or vote of the shareholders, provided that with respect to such a distribution the requirements of The Indiana General Corporation Act other than shareholder approval are satisfied.

     SECTION 11. POWERS OF DIRECTORS. In addition to the powers and the authority granted by these Articles or by statute expressly conferred, the Board of Directors of the Corporation is hereby authorized to exercise all powers and to do all acts and things as may be exercised or done under the laws of the State of Indiana by a corporation organized and existing under the provisions of The Indiana General Corporation Act and not specifically prohibited or limited by these Articles.

     SECTION 12. SPECIAL CONSIDERATIONS. Prior to the approval of any merger, consolidation, sale, exchange, transfer, mortgage, liquidation or dissolution of all or substantially all of the assets of the corporation, the Board of Directors shall make an evaluation of all relevant factors and issues arising out of or in connection with any such transaction and shall report to the shareholders the conclusions which the Board of Directors reaches from such evaluation. Relevant factors and issues shall include, but are not limited to, consideration of the impact which any such transaction would have on: (a) the community in which the Corporation or its subsidiaries conducts business; (b) the employees of the Corporation or any of its subsidiaries; and (c) the suppliers and customers of the Corporation and its subsidiaries; and may also include any and all other factors which the Board of Directors in its discretion deems relevant.

                                  Exhibit 4.3

                        LAKELAND FINANCIAL CORPORATION
                           1997 SHARE INCENTIVE PLAN


                                   Section 1
                                   ---------

                                    General
                                    -------

1.1 EFFECTIVE DATE AND PURPOSE. Lakeland Financial Corporation, an Indiana corporation ("Lakeland"), has established the LAKELAND FINANCIAL CORPORATION 1997 QUALIFIED SHARE INCENTIVE PLAN (the "Plan") effective as of December 9, 1997 (the "Effective Date"), subject to approval of the Plan at the 1998 Annual Meeting of Lakeland shareholders by the holders of a majority of the shares of Lakeland entitled to vote at that meeting. The purpose of the Plan is to promote the long-term financial performance of Lakeland by (a) attracting and retaining executive and other key employees and directors of Lakeland and its Subsidiaries, as they may exist from time to time (as defined in subsection 2.1) who possess outstanding abilities with incentive compensation opportunities which are competitive with those of other major corporations; (b) motivating such employees and directors to further the long-range goals of Lakeland; and
     (c) furthering the identity of interests of participating employees, directors, and Lakeland shareholders through opportunities for increased employee ownership of Lakeland common shares.

1.2 PLAN ADMINISTRATION. The Plan shall be administered by the Committee (as described below). In addition to those rights, duties and powers vested in the Committee by other provisions of the Plan, the Committee shall have sole authority to:

     (a)  interpret the provisions of the Plan;

     (b) adopt, amend and rescind rules and regulations for the administration of the Plan;

     (c) impose such limitations, restrictions and conditions upon grants and awards under the Plan as it shall deem appropriate; and

     (d) make all other determinations deemed by it to be necessary or advisable for the administration of the Plan;

     provided that the Committee shall exercise its authority in accordance with the provisions of the Plan. The Committee may not exercise its authority at any time that it has fewer than two members. The Committee shall exercise its authority only by a majority vote of its members at a meeting or by a written consent without a meeting. Actions and interpretations of the Plan by the Committee shall be binding on participating employees and on Lakeland.

          At any date, the members of the Committee shall be those members of the Board of Directors of Lakeland who are Disinterested Persons, that is a director who is not, during the one (1) year preceding service on the Committee, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of Lakeland or a Subsidiary or other affiliate, except that:

               (x) participation in a Lakeland employee benefit plan that complies with Regulation Section 240.16b-3 shall not disqualify a director from being a Disinterested Person;

               (y) an election to receive a director's fee in either cash or securities, or partly in cash or partly in securities, shall not disqualify a director from being a Disinterested Person; and

               (z) participation in a plan shall not disqualify a director from being a Disinterested Person for purposes of administering another plan that does not permit participation by directors.

     From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members, and appoint new members in substitution, but in all events such new members shall be Disinterested Persons. Lakeland shall indemnify the members of the Committee for actions taken or not taken in their capacities as administrators of the Plan.

1.3 SHARES AVAILABLE. The sum of the number of common shares of Lakeland for which Incentive Share Options ("ISO" or "ISOs") and Non-Qualified Share Options ("NQSO" or "NQSOs") (both as defined in Section 3.1) may be granted may not exceed 300,000, subject to the adjustments described below. If all or a portion of an ISO or NQSO expires or is terminated without having been exercised in full, then the number of shares which are forfeited or not purchased shall again be available for purposes of making grants under this Plan. The common shares of Lakeland delivered pursuant to the Plan shall be authorized but unissued shares or reacquired shares held by Lakeland as treasury shares (including shares purchased in the open market). In the event of a merger, consolidation, reorganization, recapitalization, share dividend, share split or other similar change in the corporate structure or capitalization of Lakeland which affects the Lakeland common shares, appropriate adjustment, as determined by the Board of Directors of Lakeland (or its successor), shall be made with respect to the number and kinds of shares (or other securities) which may thereafter be awarded or be subject to options under the Plan. Agreements evidencing grants and awards under the Plan shall be subject to and shall provide for appropriate adjustments, as determined by the Board of Directors of Lakeland (or its successor) in the event of such changes in the corporate structure or capitalization of Lakeland occurring after the date of grant or award.

1.4 TERM, AMENDMENT AND TERMINATION OF PLAN. Grants and awards may not be made under the Plan after the earlier of December 8, 2007, or the termination date of the Plan. The Committee may amend or terminate the Plan at any time except that, without the approval of the holders of a majority of Lakeland shares entitled to vote at a duly held meeting of such shareholders, the Committee may not:

     (a) increase the number of common shares which may be issued under the Plan, except as provided in subsection 1.3;

     (b) reduce the minimum option price under any share option, except as provided in subsection 1.3;

     (c) increase the maximum period during which ISOs and NQSOs may be exercised;

     (d)  extend the term of the Plan; or

     (e)  amend the standards for participation described in Section 2.

          In addition, the Committee may amend or modify any outstanding option in any manner to the extent that the Committee would have had the authority to initially grant such option as so modified or amended, including without limitation, to change the date or dates as of which an option becomes exercisable.

          Amendment or termination of the Plan shall not affect the validity of terms of any grant or award previously made to a Participant in any way which is adverse to the Participant without the consent of the Participant.

1.5 COMPLIANCE WITH APPLICABLE LAW. The Committee may postpone any exercise of an ISO or NQSO for such time as the Committee in its discretion may deem necessary in order to permit Lakeland (a) to effect or maintain registration of the Plan or common shares issuable pursuant to the Plan under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction; (b) to take any action necessary to comply with restrictions or regulations incident to the maintenance of a public market for Lakeland common shares; or (c) to determine that no action referred to in (a) or (b) above needs to be taken. Lakeland shall not be obligated to issue shares upon exercise of an ISO or an NQSO in violation of any law or regulation. Any such postponement shall not without action of the Committee extend the term of an ISO or NQSO. Neither Lakeland, nor its directors or officers, shall have any obligation or liability to any Participant (or successor in interest) because of the loss of rights under any grant or award under the Plan due to postponements pursuant to this subsection.

1.6 WITHHOLDING TAXES. Lakeland and its Subsidiaries shall have the right to require payment, in cash or in equivalent value in Lakeland common shares, from any person entitled to receive Lakeland common shares pursuant to the Plan of the amount of any tax required by law to be withheld with respect to that share.

                                   Section 2
                                   ---------

                              Plan Participation
                              ------------------

2.1 PARTICIPATION DESIGNATIONS. The Committee may, at any time, designate any person to be a Participant who is either (i) employed by Lakeland or a Subsidiary, or (ii) a member of the Board of Directors of Lakeland. For purposes of the Plan, the term "Subsidiary" means any corporation of which, at any date, Lakeland owns directly, or indirectly through an unbroken chain of subsidiary corporations, shares possessing 50 percent or more of the total combined voting power of all classes of shares of that corporation.

2.2 PARTICIPATION IS NOT A CONTRACT OF EMPLOYMENT. The Plan does not constitute a contract of employment. Participating in the Plan does not give any employee the right to be retained in the employ of Lakeland or a Subsidiary and does not limit in any way the right of Lakeland or a Subsidiary to change the duties or responsibilities of any employee.


                                   Section 3
                                   ---------

                                 Share Options
                                 -------------

3.1 GRANTEES. The Committee may, at any time, designate a Participant to receive an ISO or NQSO whether or not the Participant has previously received a grant under the Plan. For purposes of the Plan, the terms "ISO" or "Incentive Share Option" mean an option to purchase Lakeland common shares which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the terms "NQSO" or "Non- Qualified Share Option" means an option to purchase Lakeland common shares which is not an Incentive Share Option. Each ISO and NQSO granted under the Plan shall be evidenced by a written agreement between the Participant and Lakeland in a form approved by the Committee. The provisions of each agreement shall be determined by the Committee in accordance with the provisions of the Plan. A Participant shall not have any rights of a shareholder of Lakeland common shares with respect to shares subject to an ISO or NQSO until such shares are purchased upon exercise of the option.

3.2 NUMBER OF SHARES OPTIONED AND OPTION PRICE. The Committee shall, subject to the limitations of subsection 1.3 and this Section 3, determine the number of Lakeland common shares which may be purchased and the option price of each share on exercise of each ISO and NQSO granted under the Plan. Non-employee members of the Board of Directors of Lakeland shall be eligible only to receive NQSOs. The amount of the aggregate Fair Market Value of shares with respect to ISOs that are exercisable for the first time by any Participant during any calendar year shall not exceed $100,000; to the extent they do, they shall be treated as NQSOs. The foregoing limitation shall be applied by taking options into account in the order in which they were granted. In the event and to the extent limits on the maximum number of shares for which ISOs may be granted under

     Code Section 422(b) shall be increased, the maximum number of shares or amount for which ISOs may be granted under this Plan and other plans shall be similarly increased. The option price of each share under an ISO or NQSO shall not be less than 100 percent of the Fair Market Value of a common share of Lakeland on the date the option is granted. For purposes of the Plan, the term "Fair Market Value" means the closing price of a Lakeland common share, as reported by the National Association of Securities Dealers Automated Quotations system on the day preceding the date of grant, or, in the event the share was not traded on such date, on the first date that the share was so traded which next precedes the date as of which the determination is being made. Provided, however, if a Participant, at the time an option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of Lakeland, or any subsidiary corporations, as the case may be, then the option price of an ISO shall be not less than one hundred ten percent (110%) of the Fair Market Value of a Lakeland common share on the date the option is granted. For purposes of applying this rule, the rules of Code Section 424(d) relating to attribution of share ownership shall apply in determining share ownership of the Participant, and shares that the Participant may purchase under other outstanding options shall not be treated as shares owned by the Participant.

3.3 EXERCISE OF ISOS AND PAYMENTS. Each ISO and NQSO shall become exercisable in full at such time, or in such portions at such times, as the Committee determines, subject to the following provisions of this subsection 3.3. Each grant shall vest and may be exercised in the time period set forth in the terms of the grant, except as provided in Section 3.4. During any period that an ISO or NQSO is exercisable, it may be exercised by delivering a written notice to Lakeland at its principal office by registered or certified mail stating the number of shares with respect to which the ISO is being exercised and specifying a date not less than five nor more than 15 days after the receipt of such notice on which the shares will be taken up and payment made therefore. Payment may be made in (a) cash, or (b) in the event the Committee shall so authorize such an exchange, in Lakeland common shares with an aggregate Fair Market Value as of the close of trading on the trading day immediately preceding the date of exercise equal to the purchase price, or in any combination of cash and, if authorized by the Committee, such shares, or (c) in options to purchase Lakeland common shares with an aggregate Fair Market Value as of the close of trading on the trading day immediately preceding the date of exercise equal to the purchase price. Once an ISO or NQSO is exercised, those shares acquired pursuant to that ISO must be held for a period of at least one (1) year before there may be a disposition.

3.4 TERMINATION OF ISOs. Each ISO and NQSO shall terminate and not be exercisable after the date determined by the Committee, on the earlier of
     (a) the tenth (10th) anniversary of the date that the option was granted;
     (b) the date upon which the Participant's employment with Lakeland and all Subsidiaries terminates for reasons other than described in (c) or
     (d) next following; (c) the first anniversary of the date the Participant's employment with Lakeland and all Subsidiaries terminates on account of death or Disability (as defined in Section 22(e)(3) of the Code); or (d) the first anniversary of the Participant's retirement, or such later date as may be approved by the Committee, from employment by

     Lakeland or a Subsidiary. Provided, in the event the Participant owns greater than ten percent (10%) of the common shares of Lakeland at the time an option is granted, the termination date described in (a), above, shall be modified in respect of such option granted at or after such time to read the fifth (5th) anniversary of the date that the option was granted.

3.5 TRANSFERABILITY. No ISO or NQSO granted to a Participant may be transferred by the Participant except by will or the laws of descent and distribution, and, except as respects exercise within the period described at Section 3.4(d), above, may be exercisable during the Participant's lifetime only by the Participant.

3.6 CHANGE IN CONTROL. Notwithstanding anything to the contrary contained herein, any option granted pursuant to the Plan that has been held by a Participant for a period of at least two (2) years or by a transferee for a period of at least one (1) year shall, in the case of a change in control ("Change in Control"), as hereinafter defined, become fully exercisable as to all shares, irrespective of any restrictions on vesting or staged exercisability of such options, from and after the date of such Change in Control and shall, subject to the expiration provisions of
     Section 3.4(a), above, remain exercisable for a period of three (3) months following the employee's termination of employment with Lakeland or any Subsidiary, if said termination occurs within one (1) year after the date of the Change in Control.

     The term "Change in Control" shall mean a Change in Control of a nature such that (1) it would be required to be reported by a person or entity subject to the reporting requirements of Section 14(a) of the Securities Exchange Act of 1934 in response to Schedule 14A of Regulation 14A, or successor provisions thereto, as in effect on the date hereof, (2) a "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934), is or becomes the "beneficial owner" (as defined in Rule 13d-3 issued under the Securities Exchange
     Act), directly or indirectly, of securities of Lakeland, representing in excess of thirty percent (30%) of the voting securities of Lakeland then outstanding, followed by the election by said person or group of one or more representatives to the Board of Directors of Lakeland; (3) a person or group, as hereinabove defined, is or becomes the beneficial owner, directly or indirectly, of securities of Lakeland, representing in excess of fifty percent (50%) of the voting securities of Lakeland then outstanding, whether or not followed by the election by said person or group of one or more representatives to the Board of Directors of Lakeland; or (4) any other event, including but not limited to those set forth in paragraphs (1) through (3) above, which shall have the effect of placing control of the business and affairs of Lakeland in a person or group as hereinabove defined, other than or different from the present shareholders of Lakeland.

                                 LAKELAND FINANCIAL CORPORATION

                                 By: R. Douglas Grant
                                     R. Douglas Grant,
                                     President








Approved by Board of Directors:  December 9, 1997
Approved by Shareholders:  April 14, 1998

                                   EXHIBIT 5




April 15, 1998



Lakeland Financial Corporation
P.O. Box 1367
Warsaw, IN  46581-1367

                    RE: Registration Statement on Form S-8
                        ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Lakeland Financial Corporation, an Indiana corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 (the "Act"), registering the offer and sale of up to 300,000 of the Company's common shares, no par value (the "Shares"), pursuant to the Company's 1997 Share Incentive Plan (the "Plan").

     In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Registration Statement shall have become effective and the Shares have been issued in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

     Our opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                       Very truly yours,

                                       BAKER & DANIELS

                                 Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on the consolidated financial statements of Lakeland Financial Corporation included in the Annual Report on Form 10-K of Lakeland Financial Corporation for the year ended December 31, 1997.


                                       Crowe, Chizek and Company LLP

South Bend, Indiana
April 15, 1998